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                                                                     EXHIBIT 5.1



               OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


                           191 PEACHTREE STREET, N.E.


                             ATLANTA, GEORGIA 30303


                                 (404) 572-6600


                               February 27, 1997



Theragenics Corporation


5325 Oakbrook Parkway


Norcross, Georgia 30090



          RE:  REGISTRATION OF 2,300,000 SHARES OF COMMON STOCK;


            REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-21317)



Ladies and Gentlemen:



     We have acted as counsel to Theragenics Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), of a public offering of 2,300,000 shares of common stock, $.01 par value ("Common Stock"), of the Company (together with the Rights attached thereto as described in the Registration Statement, the "Shares").



     In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on February 7, 1997, Amendment No. 1 to the Registration Statement in the form filed with the Commission on the date hereof, the proposed form of Underwriting Agreement, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.



     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.



     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable.



     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.



                                                Very truly yours,



                                   /s/  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP